                                                                    Exhibit 24.6


                            SPECIAL POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that I, Benjamin F. Payton, Director of The Liberty Corporation, do hereby constitute and appoint Martha G. Williams and Susan E. Cyr and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any amendments thereto (including any post-effective amendments) for The Performance Incentive Compensation Program, As Amended and Restated on February 1, 2000 (the "Program") of The Liberty Corporation and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration in mid-2000 of shares of The Liberty Corporation common stock and related Rights to Purchase Series A Participating Cumulative Preferred Stock, which securities are to be offered to officers, other key employees and directors of The Liberty Corporation and its subsidiaries in accordance with and pursuant to the Program, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not be affected by my physical disability or mental incompetence which renders me incapable of managing my own estate except as provided by applicable statute.

         IN WITNESS WHEREOF, I have hereunto set my hand and

seal this 10th day of May, 2000.




                        /s/ Benjamin F. Payton              (Seal)
                        ------------------------------------
                        Director, The Liberty Corporation
                        A South Carolina Corporation


/s/ Marjorie K. Williams(Seal)
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Notary Public for State of South Carolina
My Commission Expires: 7/6/2004